EXHIBIT 10.2

HERITAGE OAKS BANCORP

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Heritage Oaks Bancorp, a California corporation (“Company”), hereby grants an Award of Restricted Stock, subject to the terms, conditions, and restrictions of the Company’s 2015 Equity Incentive Plan (the “Plan”), and this Restricted Stock Award Agreement, including Appendix A attached hereto (the Restricted Stock Award Agreement and Appendix A are collectively referred to as the “Award Agreement”).  The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:	[name]
Grant Date	[date]
Total Number of Shares Granted	[number]
Lapse of Restrictions:

The restrictions imposed on the Restricted Stock shall lapse as set forth below.  Except as otherwise provided in the Award Agreement, Grantee will not be eligible to retain Shares of the Restricted Stock unless he or she is employed by the Company or one of its Subsidiaries on the applicable date, as set forth below.  Such restrictions shall lapse with respect to:

[number] Shares on               , [year]

an additional [number] Shares on               , [year]

an additional [number] Shares on               , [year]

Termination of Service:

In the event Grantee’s Service with the Company terminates for any reason other than:

•                  the Grantee’s death,

•                  Disability, or

•                  termination without Cause (whether by the Company or by Grantee) either within one year following a Change in Control or after Grantee has attained age 65, the Shares shall have been earned only to the extent that the restrictions on the Shares have lapsed in accordance with the schedule set forth above, or as otherwise set forth in this Award Agreement, and shall not accelerate on a pro rata (or any other) basis.  Upon any such termination of Service, Grantee shall forfeit the balance of the Shares as to which the restrictions have not yet lapsed, and the Shares so forfeited shall be returned to the Company.

In the event Grantee’s Service terminates by reason of Grantee’s

•                  death,

•                  Disability, or

•                  termination without Cause (whether by the Company or by Grantee) after Grantee has attained age 65, then, upon the date of such termination of Service, vesting shall accelerate and the restrictions shall lapse with respect to an additional pro rata portion of the Shares that would be earned and vested on the next regularly scheduled vesting date, based upon the ratio of (i) the number of days lapsed between the most recently preceding vesting date (or Grant Date if no vesting dates have yet occurred) and the termination date to (ii) the total number of days between the most recently preceding vesting date (or Grant Date if no vesting dates have yet occurred) and the next regularly scheduled vesting date.  Upon any such termination of Service, Grantee shall forfeit the balance of the Shares as to which the restrictions have not yet lapsed, and the Shares so forfeited shall be returned to the Company.

Change in Control:

Notwithstanding the foregoing schedule, in the event that Grantee’s Service is terminated by the Company and its Subsidiaries without Cause within one year following the effective date of a Change in Control, all of the Shares shall be earned and vested in full upon such termination of Service, subject to the terms and conditions set forth in this Award Agreement.

Notwithstanding the foregoing, if, in connection with a Change in Control occurring during Grantee’s continued Service, the Acquiror does not assume or continue this Award or substitute for it a substantially equivalent award with respect to the Acquiror’s stock pursuant to Section 13.2 of the Plan, then all of the Shares shall be earned and vested in full upon the effective date of the Change in Control, subject to the terms and conditions set forth in this Award Agreement.

HERITAGE OAKS BANCORP

By:

Title:

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
Grantee Signature

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK

1.                                      Grant.  The Company grants to Grantee an Award for the number of Shares of Restricted Stock set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.                                      Term.  Subject to earlier lapse of restrictions for the Shares of Restricted Stock as provided in the Plan, the restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below.  This agreement shall terminate when all of the Shares of Restricted Stock either have vested in accordance with Section 4 or have been forfeited upon Grantee’s termination of employment with the Company and its Subsidiaries.

3.                                      Restrictions on Transfer.  The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)).  Shares of Stock that have vested and are no longer subject to restrictions pursuant to Section 4 may be transferred by Grantee, subject to applicable federal and state securities law restrictions.  The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.  No non-permitted transferee of Grantee shall have any right in or claim to any Restricted Stock.

4.                                      Lapse of Restrictions.

(d)                                 Time Vesting.  The restrictions shall lapse with respect to the Shares of Restricted Stock covered by this Award, in the installments set forth in the Award Agreement, provided that Grantee’s Service continues through the specified dates.

(e)                                  Change in Control.  Upon a Change in Control as defined in Section 2.7 of the Plan, the Board or the Committee may make any determinations and take any actions permitted under Article 13 of the Plan, subject to the terms and conditions set forth in the Award Agreement.

(f)                                   Action by Committee.  The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to such Shares of Restricted Stock whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

5.                                      Fractional Shares.  No fractional shares shall be delivered to Grantee.  Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

6.                                      Legends.

(a)                                 If Restricted Stock is held in certificated form, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear a restrictive legend as determined by counsel.

(b)                                 If Restricted Stock is held in certificated form, until all restrictions lapse, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear a restrictive legend as determined by counsel.

(c)                                  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.                                      Escrow.

(a)                                 Until all restrictions have lapsed, the Secretary or such other escrow holder as the Committee may appoint, shall retain custody of the stock certificates or book-entry shares representing the Restricted Stock subject to the Award; provided, however, that in no event shall Grantee retain physical custody of any certificates representing Shares of Restricted Stock awarded to him or her.

(b)                                 Grantee further agrees that simultaneously with his or her execution of the Award Agreement, he or she shall execute stock powers in favor of the Company with respect to the Shares of Restricted Stock granted hereunder in the form attached hereto and that he or she shall promptly deliver such stock powers to the Company.

8.                                      Rights as a Shareholder.  Upon the delivery of Restricted Stock to the escrow holder pursuant to subsection 7(a), Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, subject to the terms and conditions of this Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock.  Any and all such cash dividends and distributions shall be paid to Grantee without restrictions; provided, however, that any additional Shares to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of Shares of Restricted Stock shall be subject to the terms and conditions of this Award Agreement until the restrictions on the underlying Shares of Restricted Stock lapse or expire.  Grantee acknowledges that any dividends paid to Grantee with respect to any Share of the Restricted Stock prior to the lapse of any restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

9.                                      Removal of Legends on Certificates and Return of Stock Powers.  When restrictions lapse and the Company delivers to Grantee the certificates in respect of shares of Stock or book-entry shares, Grantee shall also receive back the related stock powers held by the Company pursuant to Section 7(b) above.  The distributed shares of Stock shall be free of the restrictions and such certificate, if any, shall not bear the legend provided for in Section 6(b) above (but shall continue to bear the legend provided in Section 6(a) above, if applicable).

10.                               Code Section 83(b) Election.  Grantee acknowledges that he or she has been informed and is aware of the following income tax consequences resulting from the receipt and vesting of the Shares of Restricted Stock:

(a)                                 With respect to the Shares that are vested on the Grant Date, Grantee will be taxed currently on their Fair Market Value on the Grant Date.

(b)                                 With respect to the Shares that are not vested on the Grant Date, Grantee will be taxed on the Fair Market Value of such Shares as and when the restrictions lapse in accordance with the provisions of the Award Agreement (such fair market value determined on such vesting dates), unless Grantee files an election pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable).  If such an election is made, Grantee will be taxed currently on the full fair market value of the unvested Shares on the Grant Date.  Any such election must be filed by Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the receipt of the Shares.  A form of Election under Section 83(b) is attached hereto.  GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S (i) TO DETERMINE WHETHER OR NOT TO MAKE ANY ELECTION UNDER SECTION 83(b) OF THE CODE, AND (ii) IF GRANTEE DETERMINES TO MAKE ANY SUCH ELECTION, TO TIMELY FILE SUCH ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE ASKS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

(c)                                  Grantee shall notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to the Restricted Stock.

11.                               Covenant Not to Solicit or Interfere.  Grantee agrees that, during the term of Grantee’s employment with the Company and for a period of one (1) year thereafter, Grantee will not, without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole and absolute discretion, directly or indirectly (i) solicit, divert or take away, or attempt to solicit, divert or take away, any individual who is on or at any time during the term of Grantee’s employment with the Company an employee of the Company or any Subsidiary (including Heritage Oaks Bank), or induce or attempt to induce any such employee to terminate his or her employment with the Company or any Subsidiary; or (ii) solicit, divert or take away, or attempt to solicit, divert or take away, any individual or entity who is, or at any time during Grantee’s employment with the Company was, a customer or client of the Company or any Subsidiary, or advise or induce any such individual or entity not to continue as a customer or client of the Company or any Subsidiary.

12.                               Separate Advice and Representation.  The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement.  Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible.  By accepting this Award and the Shares covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

13.                               Tax Withholding.

(c)                                  The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Stock.  These requirements may change from time to time as laws or interpretations change.  The Company will withhold Tax Items as required by law.  Regardless of the Company’s actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility.  Grantee acknowledges and agrees that the Company:

(i)                                     makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Stock, including the subsequent sale of Shares acquired under the Plan; and

(ii)                                  does not commit to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate liability for Tax Items.

(d)                                 Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock or book-entry Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by Grantee with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such Shares so issuable.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

14.                               No Acquired Rights.  Grantee agrees and acknowledges that:

(g)                                  the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(h)                                 the value of this Award is an extraordinary item of compensation which is outside the scope of an employment contract, if any;

(i)                                     this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d)                                 the future value of the Shares awarded under the Plan, if any, is unknown and cannot be predicted with certainty;

(e)                                  no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(f)                                   participation in the Plan shall not create a right to further employment with the Company or employer and shall not interfere with the ability of the Company or employer to terminate the employment relationship at any time, with or without cause.

15.                               Recovery and Termination of Awards.

(e)                                  Any Shares that may become vested under this Award Agreement are subject to recovery (clawback) by any governmental agency or by the Company to the extent required by Law if such vesting is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or the Company to be materially inaccurate (or is otherwise required by Law) or to have encouraged unnecessary and/or excessive risk taking.

(f)                                   No payment or vesting of Shares that requires regulatory or other approval will be made unless and until such approval is obtained, and the Company shall have no obligation to seek such approval.

(g)                                  This Award Agreement is subject to all requirements under applicable Law relating to, among other things, excessive compensation, golden parachute payments and risk management.

(h)                                 This Award Agreement is subject to the Company’s Executive Incentive Compensation Recovery Policy.

16.                               Adjustment of Shares.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off, a merger, consolidation or other reorganization involving the Company that would not constitute a Change in Control, or any other similar occurrence, the Company shall make appropriate adjustments in the number of Shares of Restricted Stock covered by the Award.

Except as provided in this Section 16, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Restricted Stock subject to the Award.  The grant of the Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

17.                               Notices.  Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by email, fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt.  Notice may also be provided by electronic submission, if and to the extent permitted by the Committee.  Notices shall be directed, if to Grantee, at Grantee’s physical home or Company email address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Human Resources Department or !HR@heritageoaksbank.com.

18.                               Severability.  The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.                               Counterparts; Electronic Signing; Further Instruments.  The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be accepted electronically and shall be binding in all respects.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

20.                               Amendment.  The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

21.                               Entire Agreement; Governing Law.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

CONSENT OF SPOUSE

The undersigned spouse of Grantee agrees that his/her interest, if any, including any community property interest, in the Shares subject to the foregoing Agreement between Grantee and the Company shall be irrevocably bound by such Agreement.  The undersigned further agrees that Grantee’s decisions or execution of any documents with respect to the Shares covered by such Agreement shall be the decision, signature or deed of the undersigned and irrevocably bind the undersigned as if the undersigned had made such decisions, executed such documents or performed such acts done by the undersigned’s spouse.

Spouse of Grantee (if any):

(signature)

Name:

Date:

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Heritage Oaks Bancorp, a California corporation (the “Company”)                        (             ) shares of the Company’s common stock, no par value, standing in the undersigned’s name on the books of said corporation represented by Certificate No.          delivered herewith, and does hereby irrevocably constitute and appoint the Corporate Secretary of the Company, as attorney-in-fact, to transfer the said shares of stock on the books of the said corporation with full power of substitution in the premises.

Dated:
[name]

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) Name:

Address:

Social Security No.:

(2)                                 The property with respect to which the election is being made is                           shares of the common stock of Heritage Oaks Bancorp, a California corporation (“Shares”).

(3)                                 The date on which the Shares were acquired is                          , 20    .

(4)                                 The taxable year in which the election is being made is the calendar year 20    .

(5)                                 The property is subject to surrender and cancellation if for any reason the taxpayer ceases to be an employee the issuer prior to specified vesting dates.  This restriction lapses in accordance with the terms of an agreement between the company and taxpayer.

(6)                                 The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $            per share.

(7)                                 The amount paid for such property is $  0     per share.

(8)                                 A copy of this statement was furnished to Heritage Oaks Bancorp, for whom taxpayer rendered the services underlying the transfer of property.

(9)                                 This statement is executed as of                          , 20    .

Signature:
Taxpayer

Taxpayer’s Spouse, if any

NOTE:       To make the election, this form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns.  The filing must be made within thirty (30) days after the Grant Date of the Restricted Stock Award Agreement.